Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation One Market Plaza Spear Tower, Suite 3300 San Francisco, California 94105-1126 o: 415.947.2000 f: 415.947.2099

January 31, 2022
Sonder Holdings Inc.
101 15th Street
San Francisco, California 94103
Re:    Registration on Form S-1
Ladies and Gentlemen:
This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by Sonder Holdings Inc. (f/k/a Gores Metropoulos II, Inc.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the (i) offer and sale of (A) 5,500,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) underlying private placement warrants (such shares, the “Private Warrant Shares,” and such warrants, the “Private Warrants”); (B) 9,000,000 shares of Common Stock underlying certain outstanding public warrants (such shares, the “Public Warrant Shares”); (C) 2,745,000 shares of Common Stock underlying certain warrants issued in connection with delayed draw subordinated secured notes (such shares the “Delayed Draw Warrant Shares”); (D) 425,706 shares of Common Stock underlying certain warrants assumed by the Company pursuant to the Agreement and Plan of Merger, dated April 29, 2021, as amended on October 27, 2021 (the “Merger Agreement”), by and among the Company, Sunshine Merger Sub I, Inc., Sunshine Merger Sub II, LLC and Sonder Operating Inc. (such shares the “Assumed Warrant Shares,” and together with the Private Warrant Shares, the Public Warrant Shares and the Delayed Draw Warrant Shares, the “Warrant Shares”); and (E) 20,336 shares of Common Stock issuable upon the exercise of certain outstanding options (the “Option Shares”) and (ii) offer and resale of (A) the Warrant Shares, (B) the Option Shares and (C) up to 109,569,502 shares of Common Stock.
The securities (the “Securities”) offered pursuant to the Registration Statement include (i) an aggregate of 79,909,363 outstanding shares of Common Stock (the “Outstanding Shares”) to be sold by selling securityholders named in the Registration Statement, (ii) the Public Warrant Shares issuable upon exercise of 9,000,000 warrants, exercisable at a price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants) originally offered and sold by the Company pursuant to Registration Statement on Form S-1 (File No. 333-251663), (iii) the Private Warrant Shares issuable upon exercise of 5,500,000 Private Warrants, exercisable at a price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement), (iv) the Delayed Draw Warrant Shares issuable upon exercise of 2,745,000 warrants issued in connection with delayed draw subordinated secured notes, exercisable at a price of $12.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement), (v) an aggregate of Option Shares issuable upon the exercise of outstanding options pursuant to the applicable Plan Document (as defined below), including initial issuance of such Option Shares upon exercise or vesting and the subsequent resale of any such shares by the selling securityholders named in the Registration Statement, (vi) an aggregate of up to 7,272,691 shares of Common Stock (the “Earnout Shares”) issuable upon the achievement of certain trading price targets in accordance with the Merger Agreement, to be sold by selling securityholders named in the Registration Statement and, (vii) an aggregate of up to 22,387,448 shares of Common Stock (the “Exchange Shares”) issuable upon the exchange of Canada Exchangeable
AUSTIN          BEIJING          BOSTON          BRUSSELS          HONG KONG          LONDON          LOS ANGELES          NEW YORK          PALO ALTO
SAN DIEGO          SAN FRANCISCO          SEATTLE          SHANGHA          WASHINGTON, DC          WILMINGTON, DE

Sonder Holdings Inc.
January 31, 2022

Shares, to be sold by selling securityholders named in the Registration Statement and (vii) the Private Warrants to be sold by the selling securityholders named in the Registration Statement.
We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.
In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents that we consider necessary or advisable for the purpose of rendering the opinions set forth below, including (i) the Specimen Warrant Certificate, filed as Exhibit 4.2 to the Registration Statement; (ii) the Warrant Agreement, dated as of January 22, 2021, between the Company, Computershare, Inc. and Computershare Trust Company, N.A., as warrant agent, filed as Exhibit 4.1 to the Company’s Form 8-K filed on January 25, 2021 (the “Warrant Agreement”); (iii) the form of Warrant Certificate (included as Exhibit A to the Delayed Draw Warrant Agreement (as defined below)); (iv) the Warrant Agreement, dated January 19, 2022, between the Company, Computershare, Inc. and Computershare Trust Company, N.A., as warrant agent, (the “Delayed Draw Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement; (v) the Sonder 2019 Equity Incentive Plan and the Sonder Stock Option Plan (each, a “Plan”) and the option agreements and restricted stock unit agreements associated with each Plan (together with the Plans, the “Plan Documents”); (vi) the Exchange Rights Agreement, effective as of December 20, 2019 (as amended on May 4, 2020), by and between Sonder Operating Inc., Sonder Canada Inc., a corporation existing under the laws of the Province of Québec, and Sonder Exchange ULC, an unlimited liability company existing under the laws of the Province of British Columbia (the “Exchange Rights Agreement”); and (vii) the Amended and Restated Plain English Warrant Agreement, dated February 21, 2020, by and between the Company and TriplePoint Venture Growth BDC Corp., the Plain English Warrant Agreement, dated February 21, 2020 by and between the Company and TriplePoint Venture Growth BDC Corp., the Amended and Restated Plain English Warrant Agreement, dated February 21, 2020, by and between the Company and TriplePoint Capital LLC, the Plain English Warrant Agreement, dated February 21, 2021 by and between the Company and TriplePoint Capital LLC (the “Assumed Warrant Agreements” and together with the Warrant Agreement and the Delayed Draw Warrant Agreement, the “Warrant Agreements”). We have not independently established the facts stated therein.
In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.
We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware and, solely as to the Private Warrants constituting legally binding obligations of the Company, the laws of the State of New York.

Sonder Holdings Inc.
January 31, 2022

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:
1.With respect to the Outstanding Shares to be offered pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable;
2.With respect to the Private Warrants to be offered pursuant to the Registration Statement, such Private Warrants constitute valid and binding obligations of the Company, in accordance with their terms;
3.With respect to the Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon exercise of the warrants thereof pursuant to the terms of the Warrant Agreements, such Warrant Shares will have been validly issued, fully paid and nonassessable;
4.With respect to the Option Shares to be offered pursuant to the Registration Statement, when such shares are issued and, if applicable, paid for, in accordance with the terms of the applicable Plan Documents, such Option Shares will have been validly issued, fully paid and nonassessable;
5.With respect to the Earnout Shares to be offered pursuant to the Registration Statement, when such shares are issued in accordance with the terms of the Merger Agreement, such Earnout Shares will have been validly issued, fully paid and nonassessable; and
6.With respect to the Exchange Shares to be offered pursuant to the Registration Statement, when such shares are issued in accordance with the terms of the Exchange Rights Agreement, such Exchange Shares will have been validly issued, fully paid and nonassessable.
Our opinion that any document is legal, valid and binding is qualified as to:
a)limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;
b)rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
c)the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.
In addition, we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement and the Delayed Draw Warrant Agreement. For purposes of our opinion in paragraph 2, we have assumed the Exercise Price (as defined in the Warrant Agreement).
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sonder Holdings Inc.
January 31, 2022

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation